EXHIBIT 99.1

PUGET SOUND ENERGY ANNOUNCES AGREEMENT
TO PURCHASE GOLDENDALE ENERGY CENTER
Power Plant a Natural to Meet Company’s Growing Energy Needs

    BELLEVUE, Wash. - Puget Sound Energy (PSE) [utility subsidiary of Puget Energy (NYSE: PSD)] today announced the company has entered into an agreement to purchase the 277- megawatt (MW) Goldendale Energy Center (Goldendale) operating in south-central Washington from Calpine Corporation [OTC Pink Sheets: CPNLQ] (Calpine) for $100 million to help serve PSE’s steadily growing customer needs in the vibrant Puget Sound region.
     “We’re excited about acquiring Goldendale - a modern and tested plant in our home state of Washington,” said Stephen P. Reynolds, chairman, president and CEO of PSE. “By acquiring a practically new operating plant at a good price, we avoid construction cost and schedule risks.
    “Goldendale is in a great location to interconnect with PSE’s transmission and distribution infrastructure,” added Reynolds. “More importantly, Goldendale is one of the most efficient and clean generating facilities in the entire West and complements our recent $580 million investments in wind.”
    The two-year-old, natural gas-fired Goldendale power plant in Klickitat County employs “combined-cycle” General Electric technology to generate electricity using both a natural gas cycle and a steam cycle - a process that provides higher operating efficiencies, lower fuel costs, and lower air emissions.
    The Goldendale acquisition stems from PSE’s goal to add additional resources to meet growing customer needs through a request for proposals the company issued in fall 2005 seeking up to 1,500 average-megawatts of new power-supply resources. Out of 120-plus submitted bids, the Goldendale purchase is the first agreement among PSE’s seven short-listed proposals announced in summer 2006. The plant’s power costs are among the lowest of all the power-supply proposals PSE received, Reynolds noted
    Combined with PSE’s recent nearly $600 million in wind generation facility additions, Goldendale’s power output will nearly eliminate all of the projected power-supply shortfall PSE would otherwise face in winter 2008 to meet its customers’ rising energy needs. PSE’s electric-customer base, currently numbering more than 1 million, is anticipated to continue to grow by about 20,000 customers annually.
    Subject to approval by the Federal Energy Regulatory Commission and the court administering Calpine’s bankruptcy proceedings, the acquisition is expected to close by March 2007. PSE intends to retain appropriate staff currently operating Goldendale.

About Puget Energy
Puget Energy (NYSE:PSD) is the parent company of Puget Sound Energy (PSE), a regulated utility, providing electric and natural gas service to the growing Puget Sound region of western Washington. For more information, visit: www.pugetenergy.com.

About Puget Sound Energy
Washington state’s oldest and largest energy utility, with a 6,000-square-mile service territory stretching across 11 counties, Puget Sound Energy (PSE) serves more than 1 million electric customers and 700,000 natural gas customers. PSE meets the energy needs of its growing customer base through incremental, cost-effective energy conservation, low-cost procurement of sustainable energy resources, and far-sighted investment in the energy-delivery infrastructure. For more information, visit www.pse.com.

Calpine Corporation is helping meet the needs of an economy that demands more and cleaner sources of electricity. Founded in 1984, Calpine is a major North American power company, capable of delivering nearly 26,000 megawatts of clean, reliable and fuel-efficient electricity to customers and communities in 20 U.S. states and three Canadian provinces. The company owns, leases and operates integrated systems of fuel-efficient natural gas-fired and renewable geothermal power plants. Please visit www.calpine.com for more information.

CAUTIONARY STATEMENT: Certain statements contained in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, among which include Puget Sound Energy’s (PSE’s) plans relating to utility plant additions and expenses, and factors that could impact Puget Energy’s earnings guidance for the year-end 2006. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect actual results include, among others, governmental policies and regulatory actions, including those of the Washington Utilities and Transportation Commission, and weather conditions. More information about these and other factors that potentially could affect the company’s financial results is included in Puget Energy's and PSE's most recent annual report on Form 10-K, quarterly report on Form 10-Q and in their other public filings filed with the Securities and Exchange Commission. Except as required by law, Puget Energy and PSE undertake no obligation to update any forward-looking statements.

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